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                                                                  EXHIBIT 10.39a


                                 PROMISSORY NOTE

$1,000,000

                                October 15, 1999



         1.       Promise to Pay.

                  The undersigned, Simula, Inc., an Arizona corporation ("Maker"), promises to pay to the order of Stanley P. Desjardins ("Desjardins") the principal sum of One Million Dollars ($1,000,000).

                  Desjardins may transfer this Note, and Desjardins or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Noteholder."


         2.       Interest.

                  Interest will be charged from the date above on the unpaid principal balance until the full amount is paid. Maker will pay interest at an annual rate of twelve percent (12%). Interest shall be calculated on the basis of a 360-day year and shall be computed on the actual number of days elapsed.


         3.       Payments and Maturity Date.

                  3.1 Maker will pay the principal balance in full and accrued interest thereon, on October 15, 2000 ("Maturity Date").

                  3.2 Maker shall have the right to prepay this Note in full or in part without penalty.


         4.       Accelerated Maturity.

                  In the event Maker completes a senior credit banking agreement, or a private or public offering of debt or equity securities for proceeds of Ten Million Dollars ($10,000,000) or more, before the Maturity Date, the proceeds shall be first

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applied to repayment of the Note thereby accelerating the Maturity Date, and such repayment shall have priority over other applications of the proceeds.

         5.       Note Charges.

                  If a law which applies to this Note and which sets maximum loan charges is finally interpreted so that the interest or other charges collected or to be collected in connection with this Note exceed the permitted limits, then: (i) any such Note charges shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from Maker which exceeded permitted limits will be refunded to Maker. The Noteholder may choose to make this refund by reducing the principal it owes under this Note or by making a direct payment to Maker. If a refund reduces principal the reduction will be treated as a partial prepayment.

         6.       No Waiver, Expenses.

                  6.1 Even if at a time when Maker is in default Noteholder does not require Maker to pay immediately in full as directed below, Noteholder will still have the right to do so if Maker is in default at a later time.

                  6.2 If Noteholder has required immediate payment in full as described below, Noteholder will have the right to be reimbursed for all of its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

                  6.3 Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notices of every kind except notices of payment changes are hereby waived.

                  6.4 No single or partial exercise of any power under this Note shall preclude other or further exercise thereof. The Noteholder shall at all times have the right to proceed against any portion of any security held for this Note in such order and in such manner as the Noteholder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the Noteholder in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable on the Note.

                  6.5 Any payment hereunder otherwise due on a day that is not a business day in Phoenix, Arizona shall be due on the immediately preceding business day.


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         7.       Events of Default.

                  7.1 At the option of the Noteholder, the Note shall become immediately due and payable unless otherwise stated, without notice or demand, upon the occurrence at any time of any of the following events of default.

                           (a) Failure to pay when due any payment of principal
or interest due hereunder within five (5) days of the due date.

                           (b) Making an assignment for the benefit of creditors
by Maker, or the voluntary appointment (at the request of any such party or with the consent of any such party) of a receiver, custodian, liquidator or trustee in bankruptcy of any such party's property or the filing by any such party of a petition in bankruptcy or other similar proceeding under law for relief of debtors;

                           (c) Filing by Maker of a petition in bankruptcy or
other similar proceeding under the law for relief of debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of any such party, and such petition or appointment is not vacated or discharged within sixty (60) days after the filing or making thereof.


                  7.2 If this Note is not paid when due, whether at maturity or by acceleration, Maker promises to pay all costs of collection, including, without limitation, reasonable attorneys' fees, and all expenses in connection with the protection or realization of any collateral securing this Note or the enforcement of any guaranty hereof incurred by the Noteholder on account of such collection whether or not suit is filed, such costs and expenses shall include, without limitation, all attorneys' fees and expenses incurred by the Noteholder in connection with the collection of this Note.


         8.       Placement Fee Agreement.

                  A placement fee equal to Twenty Thousand Dollars ($20,000) is payable as part consideration for the loan represented by this Note and the fee is payable in full upon the Maturity Date, or any accelerated repayment date of this Note.


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         9.       Governing Laws; Jurisdiction.

         This Note shall be constructed in accordance with the governed by laws of the State of Arizona. Any dispute arising under this Note shall be brought in a court of competent jurisdiction located within the State of Arizona.


                                  SIMULA, INC.


                                  By   /s/ James C. Dodd
                                       ------------------------------
                                  Its: Chief Financial Officer


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